EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MILLENNIUM INDIA ACQUISITION COMPANY, INC. REPORTS RECEIPT OF AMEX LETTER

New York – December 7, 2007 – Millennium India Acquisition Company Inc. (the “Company”) (AMEX: MQC) announced today that it received a letter (the “Letter”) from the American Stock Exchange (“AMEX”) on December 3, 2007 indicating that the Company had failed to comply with AMEX procedures regarding the application for listing of additional securities as set forth in Section 301 of the AMEX Company Guide (the “Company Guide”). The Letter was issued pursuant to Section 1009(a)(i) of the Company Guide in connection with the Company’s issuance of an aggregate of 450,000 shares of its common stock to Samta Jain & Associates and Step Two Advisors as finders’ fees in connection with the Company’s proposed purchase of 14.90% of the shares of SMC Global Securities Limited and SAM Global Securities Limited (collectively, the “SMC Group”).  The Company subsequently filed the requisite AMEX application for listing additional securities. The Company has issued this press release pursuant to Company Guide Sections 402 and 1009(j).

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company, the SMC Group and their combined business after completion of the proposed share purchase transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s and SMC Group’s management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The relevant risks and uncertainties, discussed in the Company’s quarterly report on Form 10-Q for the period ending September 30, 2007 filed with the SEC on November 13, 2007, could cause actual results to differ from those set forth in the forward-looking statements.   The quarterly report on Form 10-Q, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the quarterly report on Form 10-Q and other reports, proxies and information regarding issuers that file electronically with the SEC.

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For further information, please contact:

F. Jacob Cherian
Chief Executive Officer
Millennium India Acquisition Company, Inc.
(516) 327-6079